UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

Air Methods Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7211 South Peoria

Englewood, CO 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 792-7400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2017 by Air Methods Corporation, a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2017, with ASP AMC Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and ASP AMC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Offeror”).

Pursuant to the Merger Agreement, on March 23, 2017, Offeror commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.06 per share, of the Company (“Shares”) for $43.00 per Share (the “Offer Price”), net to the seller in cash, net of applicable withholding taxes and without interest, upon the terms and subject to conditions set forth in the offer to purchase and the related letter of transmittal (collectively, the “Offer Documents”), each dated March 23, 2017 and as amended or supplemented.

The Offer expired at 5:00 p.m. New York City Time on Thursday, April 20, 2017 (the “Expiration Time”), all conditions were satisfied and the Offer was not extended.  American Stock Transfer & Trust Company, LLC, in its capacity as the depositary for the Offer, has advised the Company and Offeror that, as of the Expiration Time, 25,932,313 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which represented approximately 71% of the outstanding Shares as of the Expiration Time.  Approximately 12% of the Shares tendered were represented by notices of guaranteed delivery.  The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement and the Offer Documents).  Offeror accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time and, according to the Offer Documents, will promptly pay for such Shares in accordance with the terms of the Offer.

As a result of its acceptance of the Shares tendered in the Offer, Offeror acquired a sufficient number of Shares to complete the merger of Offeror with and into the Company (the “Merger”) without a vote of the stockholders of the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”).  Accordingly, on April 21, 2017, following the consummation of the Offer, Parent and Offeror consummated the Merger pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent.  In the Merger, each Share (other than (i) Shares owned by Air Methods as treasury stock, or owned by Parent or the Offeror (including any Shares acquired by the Offeror in the Offer), in each case, both at the commencement of the Offer and immediately before the Effective Time, and (ii) Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) that was issued and outstanding immediately prior to the consummation of the Merger was converted automatically into the right to receive the Offer Price, upon the consummation of the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

See the disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 21, 2017, the Company terminated the Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of August 21, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, certain of the Company’s subsidiaries, the lenders from time to time parties thereto and KeyBank National Association as administrative agent, and repaid all of the outstanding obligations under the credit facilities therein (the “Existing Credit Facilities”) with a portion of the proceeds of the Term Facility (as defined below). No material early termination penalties were incurred by the Company in connection with repaying, refinancing or retiring the Existing Credit Facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Credit Facilities

On April 21, 2017, the Offeror, as borrower, entered into a credit agreement (the “Credit Agreement”), among Offeror, Parent and certain subsidiaries of the Company as guarantors, the lenders from time to time parties thereto and Royal Bank of Canada as administrative agent and collateral agent, which provided at closing (i) a 7-year $1,250.0 million senior secured term loan facility (the “Term Facility”) and (ii) a 5-year $125.0 million senior secured revolving credit facility (together with the Term Facility, the “Senior Credit Facilities”.)

Loans under the Senior Credit Facilities will bear interest, at the Company’s option, at a variable rate equal to an adjusted LIBOR rate or an alternate base rate, in each case, plus a spread. Following the consummation of the Merger, the Senior Credit Facilities are now senior secured obligations of the Company.

All obligations of the Company under the Senior Credit Facilities and, at the option of the Company, under certain hedging agreements and cash management arrangements, will be jointly and severally, fully and unconditionally, guaranteed by Parent and each of the existing and future direct and indirect, material wholly-owned domestic subsidiaries of the Company (subject to customary exceptions) on an unsubordinated basis and such guarantee obligations will be secured, subject to permitted liens and other agreed upon exceptions, on a first priority basis, by a perfected security interest in substantially all of the material owned assets (subject to customary exceptions) of the Company, Parent and each such subsidiary of the Company, including all of the equity interests of the Company directly held by Parent.

The Credit Agreement contains covenants that, among other things, limit the Company’s and certain of its subsidiaries’ ability to incur, issue, assume or guarantee certain indebtedness, issue shares of disqualified or preferred stock, pay dividends on equity, make investments, grant liens, consummate certain mergers and acquisitions or consummate certain asset sales or affiliate transactions. Additionally, certain customary events of default may result in an acceleration of the Senior Credit Facilities.

Purchase and Sale of Notes

On April 13, 2017, the Offeror entered into a purchase agreement with the representatives of the several initial purchasers pursuant to which the Initial Purchasers agreed to purchase an aggregate of $500,000,000 of 8.00% Senior Notes due 2025 (the “Notes”) from the Offeror in a private placement exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, in reliance on the exemption from registration under the Securities Act provided by Rule 144A and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture (the “Base Indenture”), dated April 21, 2017 (the “Issue Date”) by and between the Offeror and Wilmington Trust, National Association, as trustee.

The Notes will mature on May 15, 2025. Interest on the Notes will accrue at a rate of 8.00% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing November 15, 2017. Following consummation of the Merger, and the execution of the Purchase Agreement Joinder and Supplemental Indenture described below, the Notes are now senior unsecured obligations of the Company.

The Base Indenture contains covenants that, among other things, limit the Company’s and certain of its subsidiaries’ ability to incur, issue, assume or guarantee certain indebtedness, issue shares of disqualified or preferred stock, pay dividends on equity or consummate certain asset sales or affiliate transactions. Additionally certain customary events of default may result in an acceleration of the maturity of the Notes.

Following the consummation of the Merger, the Trustee, the Company and the Company’s restricted subsidiaries that guarantee the Senior Credit Facilities (collectively, the “Guarantors”) entered into a supplemental indenture to the Base Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company assumed the obligations of the Offeror under the Notes and the Base Indenture, and the Guarantors jointly and severally, fully and unconditionally, guaranteed the Notes on an unsubordinated, unsecured basis.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Form 8-K is true, complete and correct.

AIR METHODS CORPORATION

By:	/s/ Crystal L. Gordon
Name: Crystal L. Gordon
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated:  April 25, 2017